Exhibit 99.1
May 2, 2011
MISTRAS GROUP, INC. ANNOUNCES COMMENCEMENT OF A COMMON STOCK OFFERING
PRINCETON JUNCTION, N.J., May 2, 2011 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, announced today that it has commenced a public offering of 3,264,401 shares of its common stock. TC NDT Holdings, L.L.C. (the “selling stockholder”), an entity affiliated with Thayer I Hidden Creek Partners, is offering 2,764,401 shares of common stock and the Company is offering 500,000 shares of common stock. The Company intends to grant the underwriters an option for 30 days to purchase up to an aggregate of 489,660 additional primary shares of common stock to cover overallotments, if any.
The Company intends to use the proceeds from the sale of its shares for general corporate purposes, including the reduction of outstanding indebtedness, acquisitions, capital expenditures and working capital. The Company will not receive any proceeds from the sale of shares by the selling stockholder.
J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering. Baird, Stephens Inc., and KeyBanc Capital Markets are acting as co-managers for the offering.
The shares of common stock will be offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and the accompanying base prospectus related to the offering have been filed with the SEC and may be obtained by visiting EDGAR on the SEC’s website, http://www.sec.gov/. Alternatively, copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained by contacting: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: (866) 803-9204 or BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, attention: Prospectus Department, email: http://www.globenewswire.com/newsroom/ctr?d=220509&l=4&a=dg.prospectus_requests%40baml.com&u=mailto% 3Adg.prospectus_requests%40baml.com.
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security of the Company nor shall there be any sale of any such security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer for the shares of the Company’s common stock will be made only by means of a prospectus supplement and the accompanying base prospectus or by a free writing prospectus in accordance with SEC rules.
About Mistras Group, Inc.
Mistras offers “one source” services and technology-enabled asset protection solution portfolios used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.
Mistras combines its products and technologies — 24/7 on-line monitoring of critical assets; mechanical integrity and non-destructive testing services; and its proprietary data warehousing and analysis software — to provide comprehensive and competitive products, systems and services solutions from a single source provider.
The MISTRAS Group, Inc. logo is available at
http://www.globenewswire.com/newsroom/ctr?d=220509&l=9&u=http%3A%2F%2Fwww.globenewswire.com%2Fnewsro om%2Fprs%2F%3Fpkgid%3D6966
Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on August 17, 2010, the preliminary prospectus supplement and the accompanying base prospectus referred to above, and reports filed by the Company with the SEC on Form 10-Q. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.